                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-38061 on Form S-3 and Registration Statement No. 333-32917 on Form S-8 of Energy West Incorporated and subsidiaries of our report dated September 30, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective July 1, 2002), appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2003.



DELOITTE & TOUCHE LLP

Salt Lake City, Utah
October 8, 2003